Exhibit 3.3

ARTICLES OF MERGER AND REDOMESTICATION

MAXPLANET CORP. (a Florida corporation)

Into

YOUTH ENHANCEMENT SYSTEMS, INC. (a Florida corporation)

The undersigned in their capacities as President and Secretary, respectively, of YOUTH ENHANCEMENT SYSTEMS, INC. (a Florida corporation (hereinafter sometimes referred to as “Youth Enhancement” or “Dissolved Corporation”), MAXPLANET CORP. a Florida corporation (hereinafter sometimes referred to as “survivor”) in order to consummate the merger of Youth Enhancement with and into MaxPlanet hereby attest and certify as follows:

I. The names and states of incorporation of the two corporations to the merger are specified above. Survivor was incorporated in the State of Florida on May 23, 2006.

II. Pursuant to these Articles of Merger, Youth Enhancement is hereby merged with and into MaxPlanet, and MaxPlanet is the surviving corporation MaxPlanet, being dissolved and the name of MaxPlanet Corp. being changed to Youth Enhancement Systems, Inc.

III. The Articles of incorporation of MaxPlanet shall be the Articles of Incorporation of Survivor.

IV. The Plan of Merger of the corporations was adopted by each corporation on May 31, 2006, in accordance with all relevant provisions of Section 607.1105 of the Florida Business Corporation Act and all relevant provisions of the Florida Revised Statutes. The terms and conditions of the merger are set forth in the Plan of Merger between MaxPlanet and Youth Enhancement (“Plan of Merger”), a complete signed copy of the Plan of Merger is on file at 1224 Washington Ave, Miami Beach, FL 33139, Survivor’s registered office.

V. The Plan of Merger of the corporations provides that Youth Enhancement shall be merged with and into MaxPlanet, and that the member and basis of converting the issued shares of Youth Enhancement into shares of MaxPlanet shall be as follows:

(a) Each share of common stock of YOUTH ENHANCEMENT issued and outstanding shall be deemed to be automatically converted into and become a right One (1) shares of common stock of SURVIVOR after a 100:1 reverse stock split is effected in MaxPlanet.

(b) Holders of YOUTH ENHANCEMENT certificates issued prior to the merger shall not be required to surrender such certificates for conversion into certificates reflecting SURVIVOR’S name, but may do so to SURVIVOR’S duly appointed transfer agent which shall, in the ordinary course of its business (and provided that its regular and usual requirements regarding negotiability and payment of its fees are met) reissue certificates representing the number of shares in SURVIVOR to which said holders may be entitled as provided above.

(c) The name of the SURVIVOR shall be Youth Enhancement Systems, Inc.

VI. The principal business office of Survivor is located 1224 Washington Ave.

Miami Beach, FI.33139, and a complete copy of the expanded Agreement of merger is on file at said office. A copy of the Plan of Merger will be furnished by Survivor, on request, and without cost, to any stockholder of either corporation that is a party to the merger.

VII. The Plan of Merger was adopted by the directors of each corporation on May 25, 2006. The Plan of Merger was submitted to and approved by the majority of shareholders of Youth Enhancement, having 51,979,261 shares of common stock outstanding and entitled to vote, 38,192,500 of which were represented at the meeting to approve the Plan of Merger, and 38,192,500 of which shares were voted in favor of the plan of Merger. The number of shares voted in favor of the plan of Merger by the stockholders was sufficient for approval by said stockholders of Youth Enhancement. The Plan of Merger was submitted to and approved by the majority of shareholders of MaxPlanet, having 42,366,576 shares of common stock outstanding and entitled to vote 24,000,000 of which were represented at the meeting to approve the Plan of Merger, and 24,000,000 of which shares were voted in favor of the Plan of Merger. The number of shares voted in favor of the Plan of Merger by the stockholders was sufficient for approval by said stockholders of MaxPlanet.

These articles shall be executed on behalf of each corporation and each shall comply with the filing and recording requirements in accordance with all relevant provisions of Section 607,1105 of the Florida Business Corporation Act and all relevant provisions of the Florida Revised Statutes. The effective date shall be the date of filing.

IN WITNESS WHEREOF, the undersigned officers of Youth Enhancement Systems, Inc. and MaxPlanet Corp. have set their hands this 31st day of May, 2006.

YOUTH ENHANCEMENT SYSTEMS, INC.

By:	/s/ Kevin Sepe
Kevin Sepe, President

MAXPLANET CORP, INC.

By:	/s/ Thomas Pierson
Name:	Thomas Pierson
President and Secretary

MAXNET, INC. MEMORANDUM

TO:	MAXNET, INC.

FROM:	L GOLDREICH, SECRETARY

SUBJECT:	CORPORATE MINUTES

DATE:	07/15/99

CC:	H. VAL, LVAL, STEVEN FEINBERG, ESQ.

MINUTES OF DIRECTORS’ MEETING

A Special Meeting of the Board of Directors of Maxnet, Inc. was duly called and held on July 15, 1999 at 4400 US Highway Route 9 South Suite 2800 Freehold New Jersey 07728 commencing at 11:30 o’clock AM

There were present and participating at the meeting: Israel Goldreich, Henry Val was contacted by telephone in Florida, Isaak Val was contacted by telephone.

With approval of the directors present, Henry Val acted As Chair of the meeting and Israel Goldreich recorded the minutes. On motions duly made and seconded, it was voted that:

1.	The minutes of the last meeting of directors be taken as read.

2.	That it be Voted: Israel Goldreich, Secretary of Maxnet, Inc., a corporation duly organized under the laws of the State of Delaware, does hereby certify that the following is a true and correct copy of a resolution of the Board to Directors of said corporation, adopted at a special meeting held on the 15 July, 1999.

3.	“RESOLVED, that, inasmuch as this corporation desires to transact business in the State of Florida, and inasmuch as the Board of Directors has been advised that the name of this corporation is not available for corporate use in the State of Florida, this corporation adopts the alternate name MAXNET - MXNT, INC. for use in transacting business in the State of Florida pursuant to Section 607.1506, Florida Business Corporation Act;” and

4.	FURTHER RESOLVED, that the officers of the corporation be and hereby are authorized and directed to cause any and all required documents to be prepared, executed and filed so that this corporation may obtain a Certificate of Authority pursuant to the Florida Business Corporation Act, and to cause this corporation to use the said alternate name in the transaction of business in the State of Florida,” is approved;

There being no further business, the meeting was adjourned.

Date: July 15, 1999.

SEC OF MAXNET, INC.

/s/ Israel Goldreich
Israel Goldreich, Secretary

4

CERTIFICATE OF DOMESTICATION

The undersigned, Joseph I. Emas ,	Secretary ,
(Name)	(Title)

of Maxplanet, Corp. a foreign corporation, in accordance with s. 607.1801, Florida Statutes, does hereby certify:
(Corporation Name)

1.	The date on which corporation was first formed was October 26 , 1982 .

2.	The jurisdiction where the above named corporation was first formed, incorporated, or otherwise came into being was Delaware.

3.	The name of the corporation immediately prior to the filing of this Certificate of Domestication was Maxplanet, Corp.

4.	The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to s. 607.0202 and 607.0401 with this certificate is Maxplanet, Corp.

5.	The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or any other equivalent jurisdiction under applicable law, immediately before the filing of the Certificate of Domestication was New Jersey

6.	Attached are Florida articles of incorporation to complete the domestication requirements pursuant to s. 607.1801.

I am Secretary, of Maxplanet Corp. and am authorized to sign this Certificate of Domestication on behalf of the corporation and have done so this the 24 day of April , 2006.

/s/ Joseph I. Emas
(Authorized Signature)

Filing Fee:
Certificate of Domestication	$50.00
Articles of Incorporation and Certified Copy	$78.75

Total to domesticate and file	$128.75

INHS53 (6/04)

ARTICLES OF INCORPORATION

IN COMPLIANCE WITH CHAPTER 607, F.S.

ARTICLE I NAME

THE NAME OF THE CORPORATION SHALL BE:

Maxplanet Corp.

ARTICLE II PRINCIPAL OFFICE

THE PRINCIPAL PLACE OF BUSINESS/ MAILING ADDRESS IS:

1207 N.E.92 Street

Miami Shores, FL 33181

ARTICLE III PURPOSE

THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED:

This corporation, through its officers and directors, shall be authorized to engage in any activity or business permitted under the laws of the State of Florida.

ARTICLE IV SHARES

THE NUMBER OF SHARES OF STOCK IS:

100,000,000 shares of common stock and 10,000,000 shares of preferred stock, the rights and preferences of which shall be determined by the Board of Directors.

ARTICLE V INITIAL DIRECTORS AND/OR OFFICERS

THE NAME(S) AND ADDRESS(ES) AND SPECIFIC TITLES:

Thomas Pierson	Joseph I. Emas
1207 N.E.92 Street	1224 Washington Avenue
Miami Shores, FL 33181	Miami Beach, FL 33139
President/Director	Secretary

ARTICLE VI INITIAL REGISTERED AGENT AND STREET ADDRESS

THE NAME AND FLORIDA STREET ADDRESS (P.O. BOX NOT ACCEPTABLE) OF THE REGISTERED AGENT IS:

Joseph I. Emas

Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

ARTICLE VII INCORPORATOR

THE NAME AND ADDRESS OF THE INCORPORATOR IS:

Joseph I. Emas

Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

/s/ Joseph I. Emas	04/24/2006
Signature/Registered Agent	Date

/s/ Joseph I. Emas	04/24/2006
Signature/Incorporator	Date